Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

George J. Rayzis

U.S. Bank National Association

50 South 16th Street, Suite 2000

Philadelphia, PA 19102

(215)761-9317

(Name, address and telephone number of agent for service)

QVC, Inc.

(Issuer with respect to the Securities)

Delaware	23-2414041
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Wilson Drive West Chester, Pennsylvania	19380
(Address of Principal Executive Offices)	(Zip Code)

4.45% Senior Secured Notes due 2025

5.45% Senior Secured Notes due 2034

Guarantees of 4.45% Senior Secured Notes due 2025

Guarantees of 5.45% Senior Secured Notes due 2034

(Title of the Indenture Securities)

Table of additional registrant guarantors

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification code number	I.R.S. Employer Identification	Address and telephone number of principal executive office
Affiliate Investment, Inc.	Delaware	6719	51-0394501	Suite 205A Second Floor
				Bancroft Building
				3411 Silverside Rd.
				Concord Plaza
				Wilmington, DE 19810
				(302) 478-7451
Affiliate Relations Holdings, Inc.	Delaware	6719	52-2009511	Suite 205A Second Floor
				Bancroft Building
				3411 Silverside Rd.
				Wilmington, DE 19810
				(302) 478-7451
AMI 2, Inc.	Delaware	6799	26-4282165	Suite 205 B Bancroft Building
				3411 Silverside Rd.
				Wilmington, DE 19810
				(302) 478-4370
ER Marks, Inc.	Delaware	6719	52-2009512	Suite 205 B Bancroft Building
				3411 Silverside Rd.
				Wilmington, DE 19810
				(302) 478-4370
QVC International LLC	Delaware	6719	51-0353786	1200 Wilson Drive
				West Chester, PA 19380
				(484) 701-1000
QVC Rocky Mount, Inc.	North Carolina	4225	52-2217907	100 QVC Boulevard
				Rocky Mount, NC 27801
				(252) 467-6600
QVC San Antonio, LLC	Texas	7389	52-1765495	9855 Westover Hills Boulevard
				San Antonio, TX 78251
				(210) 522-4300

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                       Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.   A copy of the Articles of Association of the Trustee.*

2.   A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.   A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.   A copy of the existing bylaws of the Trustee.**

5.   A copy of each Indenture referred to in Item 4.  Not applicable.

6.   The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.   Report of Condition of the Trustee as of June 30, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia, State of Pennsylvania on the 10th of October, 2014.

By:	/s/ George J. Rayzis
George J. Rayzis
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

# CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

# CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

SEAL
OF THE
Comptroller
OF THE
CURRENCY

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 10, 2014

	By:	/s/ George J. Rayzis
George J. Rayzis
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2014

($000’s)

6/30/2014
Assets

Cash and Balances Due From Depository Institutions	$12,591,901
Securities	89,882,232
Federal Funds	109,925
Loans & Lease Financing Receivables	241,450,255
Fixed Assets	4,561,715
Intangible Assets	13,335,806
Other Assets	22,261,774
Total Assets	$384,193,608

Liabilities

Deposits	$286,193,358
Fed Funds	1,264,138
Treasury Demand Notes	0
Trading Liabilities	382,290
Other Borrowed Money	37,760,161
Acceptances	0
Subordinated Notes and Debentures	5,023,000
Other Liabilities	12,274,098
Total Liabilities	$342,897,045

Equity

Common and Preferred Stock	18,200
Surplus	14,266,407
Undivided Profits	26,159,120
Minority Interest in Subsidiaries	$852,836
Total Equity Capital	$41,296,563

Total Liabilities and Equity Capital	$384,193,608